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                                                                   Exhibit 3.25b

                                STATE OF MICHIGAN
                         MICHIGAN DEPARTMENT OF TREASURY
                              CORPORATION DIVISION
                                LANSING, MICHIGAN
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                  NOTE                          DO NOT WRITE IN SPACE BELOW - FOR DEPARTMENT USE
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This form may be filed to increase the    Date Received:
authorized capital stock of a Michigan
corporation pursuant to the provisions      NOV 6 1972                        FILED
of Section 43, Act 327, P.A. of 1931 as
amended.                                                         Michigan Department of Commerce
                                          ______________
MAIL ONE SIGNED AND ACKNOWLEDGED TO:
                                          ______________                     NOV 8 1972
    Michigan Department of Treasury
       Corporation Division               ______________
 P.O. Drawer C Lansing, Michigan 48904
                                          ______________                                   Director
Filing Fee - $5.00                        ______________
Franchise Fee - 1/2 mill on each dollar
of increase over highest previous         ______________
authorized capital stock
                                          ______________
(Make fee payable to State of Michigan)

                               CERTIFICATE OF INCREASE OF CAPITAL STOCK

                                         Kurtz Gravel Company
                                           (Corporate Name)

                     a Michigan corporation, whose registered office is located at
                                        G-5300 N. Dort Highway
                                               (Street)

 Flint Genesee, Michigan 48505, certifies pursuant to the provisions of Section 43 of
(City) (County)          (Zip Code)

Act 327, Public Acts of 1931, as amended, that at a meeting of the stockholders of the said corporation called for the purpose of increasing its authorized capital stock, and held on the 27th day of January, 1972, it was resolved, by the vote of the holders of a majority of the shares of each class of shares entitled to vote and a majority of shares of each class whose rights, privileges or preferences are so changed, that the authorized capital stock be increased from:

( Preferred shs. _________________________ )
(                                          )                 ( Par Value $________________ )
( Common shares 72,500                     )                 (                             ) per share
                                                             ( Par Value $10.00            )

                                   (                         ( Book Value $_______________ )
                                   ( Preferred _____________ (                             ) per share
                                   (                         ( Price fixed for sale $_____ )
and/or (2), shares of no par value (
                                   (                         ( Book Value $_______________ )
                                   ( Common ________________ (                             ) per share
                                   (                         ( Price fixed for sale $_____ )

                                          (Please turn page)
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and that the provisions of the Articles of Incorporation relating to capital stock are amended to read as follows:

( Preferred shs. _________________________ )
(                                          )                 ( Par Value $________________ )
( Common shares 99,500                     )                 (                             ) per share
                                                             ( Par Value $10.00            )

                                   (                         ( Book Value $_______________ )
                                   ( Preferred _____________ (                             ) per share
                                   (                         ( Price fixed for sale $_____ )
and/or (2), shares of no par value (
                                   (                         ( Book Value $_______________ )
                                   ( Common ________________ (                             ) per share
                                   (                         ( Price fixed for sale $_____ )

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

(Permissions need not be stated unless changed.  A rider may be attached.)
______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

Signed on October 16, 1972

                                           KURTZ GRAVEL COMPANY


                                           By
                                              --------------------------------------------------------
                                              (President) Donald R. Kurtz


                                           -----------------------------------------------------------
                                           (Secretary) Laura B. Bigelow

STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF GENESEE   )

     On this 16th day of October, 1972, before me appeared Donald R. Kurtz, of the Kurtz Gravel Company, which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is the president or vice president of said corporation, and that - [the seal affixed to said instrument is the corporate seal of said corporation, and that] said instruments was signed - [and sealed] in behalf of said corporation by authority of its board of directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.

- If corporation has no seal strike out the words in brackets and add at end of acknowledgement the following: "and that said corporation has no corporate seal."


                                           -----------------------------------------------------------
                                           (Signature of Notary

                                           Notary Public for Genesee County,
                                           State of Michigan.

                                           My commission expires
                                                                 -------------------------------------

                                           (Notarial seal required if acknowledgement taken out of
                                           State)
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